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                          GROUP  FLEXIBLE  PREMIUM  VARIABLE
                                  ANNUITY  CONTRACT

                       AMERICAN MATURITY LIFE INSURANCE COMPANY
                                 200 Hopmeadow Street
                             Simsbury, Connecticut  06089
            (a stock life insurance company, herein called the "Company")




Agrees with the Contract Owner to provide benefits as provided herein.

This is a Group Variable Annuity Contract.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the Contract.





Signed for the Company




         Joseph J. Noto, President               Lynda Godkin, Secretary


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                                 TABLE  OF  CONTENTS


SECTION
                                                           Page

 1. Contract Specifications                                  3

 2. Definitions                                              6

 3. Premium Payments                                         9

 4. Valuation Provisions                                    10

 5. Transfers                                               11

 6. Annual Fees and Deductions                              12

 7. Control Provisions                                      13

 8. General Provisions                                      14

 9. Surrender Provisions                                    16

10. Annuity Benefits                                        21

11. Annuity Tables                                          24

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                             1.  CONTRACT  SPECIFICATIONS

         Contract Owner:               The AARP Group Annuity Trust

         Contract Holder:              The Executive Director of the American
                                  Association  of Retired Persons (AARP)
                             Trustee for the AARP Group Annuity Trust


    Contract Effective Date:          November 1, 1996


              Contract Number:              10

           Eligibility Requirements:        Members of the American Association
                                                      of Retired Persons,
                                                      herein referred to as
                                                      members.


This Contract affords members the right to participate in a flexible premium variable annuity under the terms and conditions contained herein. To participate, the member submits an Enrollment Form, a premium payment, and any other required administrative forms. The Company may accept the member's Enrollment Form according to the Certificate Issue Requirements below and according to state and federal law applicable to variable annuities.

Upon accepting a member's Enrollment Form, the Company will send the member a Certificate of Participation (herein "Certificate").


                            CERTIFICATE ISSUE REQUIREMENTS


MAXIMUM ISSUE AGE:
90

MINIMUM PURCHASE PAYMENT:
$5,000

MINIMUM SUBSEQUENT PAYMENT:
$250 - ($100 for systematic deposit program)

MAXIMUM AGGREGATE PURCHASE WITHOUT COMPANY CONSENT:
$1,000,000

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                             CERTIFICATE SPECIFICATIONS:

ANNUAL WITHDRAWAL AMOUNT:
A Contingent Deferred Sales Charge is not assessed against any withdrawals made each Certificate Year, on a non-cumulative basis, of up to 10% of premium payments remaining in the Certificate as of the last Certificate Anniversary.

ANNUAL FEE:
$25 on each Certificate Anniversary before the Annuity Commencement Date, or at the time of full surrender, if the Certificate Value is less than $50,000 on either date.

MORTALITY AND EXPENSE RISK CHARGE:
0.65% per annum of the average daily Sub-Account value

ADMINISTRATION CHARGE:
0.20% per annum of the average daily Sub-Account value

MINIMUM FIXED ACCOUNT INTEREST RATE:
3%

CONTINGENT DEFERRED SALES CHARGE SCHEDULE:
See "Contingent Deferred Sales Charge" provisions for a description of the Contingent Deferred Sales Charge. The Contingent Deferred Sales Charge is a percentage of the Gross Surrender Value (not to exceed the aggregate amount of premium payments made) and equals:


            CHARGE                         CERTIFICATE YEAR
              5%                                   1
              4%                                   2
              3%                                   3
              2%                                   4
              1%                                   5
              0%                                   6 and thereafter



SEPARATE ACCOUNT:
Separate Account  AMLVA



AVAILABLE SUB-ACCOUNTS:                          BASED ON FUND:

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Money Market Portfolio                 Money Market Portfolio
                                       of the Scudder Variable Life Investment
                                       Fund

Bond Portfolio                         Bond Portfolio
                                       of the Scudder Variable Life Investment
                                       Fund

Balanced Portfolio                     Balanced Portfolio
                                       of the Janus Aspen Series

Capital Growth Portfolio               Capital Growth Portfolio
                                       of the Scudder Variable Life Investment
                                       Fund

Growth & Income Portfolio              Growth & Income Portfolio
                                       of the Scudder Variable Life Investment
                                       Fund


[Partners Portfolio]                   [Partners Portfolio
                                       of the Neuberger & Berman Advisors
                                       Management Trust]

[Capital Appreciation                  [Capital Appreciation Portfolio
   Portfolio]                          of the Dreyfus Variable Investment
                                       Fund]

Small Cap Portfolio                    Small Cap Portfolio
                                       of the Dreyus Variable Investment
                                       Fund


Worldwide Growth Portfolio             Worldwide Growth Portfolio
                                       of the Janus Aspen Series

          Or other Sub-Accounts as may be made available from time to time.

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                                   2.  DEFINITIONS

ACCUMULATION UNIT - A unit of measure used to calculate the value of a Sub-Account of a Certificate before the Annuity Commencement Date.

ADMINISTRATION CHARGE - A dollar amount that the Company deducts to cover administrative expenses. This charge is an annual percentage. It is shown on the Contract Specifications Page.

ADMINISTRATIVE OFFICE OF THE COMPANY -- Currently located at 700 Newport Center Drive, Newport Beach, California 92660. All correspondence should be sent to our mailing address at P.O. Box 7005, Pasadena, CA 91109-7005. Any additional premium payments should be sent to P.O. Box 100194, Pasadena, CA 91189-0194.

AMLVA - See "Separate Account."

ANNUAL FEE - An amount that is deducted from the Certificate at the end of each Certificate Year before the Annuity Commencement Date, or on the date of full surrender of the Certificate, if earlier. The fee reimburses certain costs in administering the Certificates and the Separate Account; the Company does not intend to realize a profit from this fee.

ANNUITANT - The person on whose life an annuity is purchased.

ANNUITY - An Annuity is a contract with an insurance company in which an individual deposits a sum of money (premium) and the insurer guarantees to make periodic income payments to that individual for a specified period, or for life.

ANNUITY COMMENCEMENT DATE - The date on which the Certificate Owner's selected Annuity Option, to receive regular annuity payments, becomes effective.

ANNUITY PERIOD -   The period during which the Certificate Owner receives
scheduled income payments according to the annuity option the Certificate Owner selected.

ANNUITY UNIT - A unit of measure used to calculate the value of annuity payments under the variable annuity option.

BENEFICIARY - The person entitled to receive benefits according to the terms of the Contract in case of the death of a Certificate Owner or Annuitant, as applicable.

BUSINESS DAY - Every day the New York Stock Exchange is open for trading. The end of the Business Day is the close of the New York Stock Exchange. The New York Stock Exchange normally closes at 4:00 p.m. Eastern time.

CERTIFICATE - The Certificate Owner's policy. The Certificate is issued by the Company to the Certificate Owner. It is evidence that the Certificate Owner, or someone on behalf of the Certificate Owner, made a premium payment under this Contract.

CERTIFICATE ANNIVERSARY - An anniversary of the Certificate Date. Similarly, Certificate Years are measured

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from the Certificate Date.  The Certificate Date is shown on the Certificate in the Certificate Specifications section.

CERTIFICATE DATE - The effective date of the Certificate (the date on which the Certificate Owner's annuity takes effect).

CERTIFICATE OWNER - The owner(s) of the Certificate.

CERTIFICATE VALUE - The value of the Sub-Account(s) plus the value of the Fixed Account on any Business Day.

CERTIFICATE YEAR - Each 12-month period starting on the Certificate Date and ending the day before Certificate Anniversary.

COMPANY - American Maturity Life Insurance Company, sometimes referred to as "the Company."

CONTINGENT ANNUITANT - The person designated by the Certificate Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTINGENT DEFERRED SALES CHARGE ("CDSC") - A surrender charge that may be deducted from the Certificate Owner's Certificate Value if a withdrawal is made from the Certificate within a certain number of years. See "Contingent Deferred Sales Charge" under the Surrender Provisions of the Certificate (Section 6, Page 17).

CONTRACT OWNER - The AARP Group Annuity Trust.

DUE PROOF OF DEATH - A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to the Company.

ENROLLMENT FORM - The form the Certificate Owner completes in order to purchase the Certificate.

FIXED ACCOUNT - An investment option that earns a rate of interest of at least 3% per annum. Amounts invested in the Fixed Account become part of the Company's General Account.

FUND(S) - Currently the Funds listed on the Contract Specifications page, or any other Fund(s) that the Company may add from time to time.

GENERAL ACCOUNT - All assets of the Company other than those allocated to the Separate Accounts of the Company.

GROSS SURRENDER VALUE - The Certificate Value (dollar amount) that is deducted from the Certificate when the Certificate Owner makes a full or partial surrender.

MORTALITY AND EXPENSE RISK CHARGE - A dollar amount that the Company deducts from the Sub-Accounts to cover administrative expenses and mortality risks. This charge is an annual percentage and is shown on the Contract Specifications Page.

NET INVESTMENT FACTOR - A factor used to determine the value of Accumulation Units or Annuity Units each day.

NET SURRENDER VALUE - The amount payable to the Certificate Owner on a surrender after the deduction for any unpaid Taxes and any Contingent Deferred Sales Charge. If the Certificate Owner fully surrenders the Certificate the Annual Fee is also deducted.

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SEPARATE ACCOUNT ("SEPARATE ACCOUNT AMLVA") - An account established by the
Company to separate the assets funding the variable benefits for the class of contracts to which the Certificate belongs from the other assets of the Company. The assets in the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct. The Separate Account and the Funds, which are the underlying securities of the Separate Account, are listed on the Contract Specifications of this Contract.

SUB-ACCOUNT - The subdivisions of the Separate Account. The Certificate Owner purchases units of the Sub-Accounts to participate in the investment experience of the underlying Funds.

SURRENDER - A full or partial withdrawal from the  Certificate.

TAXES - The amount of tax, if any, charged by a federal, state or municipal entity on premium payments or Certificate Values.

TOTAL DISABILITY -   Totally Disabled means a disability that: (1) results from bodily injury or disease; (2) begins while the Certificate is in force; (3) has existed continuously for at least 12 months; and (4) prevents the Certificate Owner from engaging in the substantial and material duties of the Certificate Owner's regular occupation.





















                                 3.  PREMIUM PAYMENTS

PREMIUM PAYMENTS

Premium payments may be accepted at the Administrative Office of the Company. Payments are made by check

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payable to American Maturity Life Insurance Company or by any other method that the Company may deem acceptable. The initial premium payment, and the minimum subsequent payment that the Company may accept, are shown in the Contract Specifications. The Company reserves the right to limit the amount of a premium payment.

ALLOCATION OF PREMIUM PAYMENTS

The initial premium payment is allocated to those Sub-Accounts and/or Fixed Account the Certificate Owner selected on his Enrollment Form. The same allocations are made for subsequent premium payments unless otherwise directed by the Certificate Owner. Any allocation to a Sub-Account or Fixed Account must be at least equal to the Company's minimum amount rules then in effect.

Certain laws in some states require a full return of premium upon the exercise of the Right to Examine (shown on the front page of the Certificate). For Certificates sold in those states, the Company will allocate premium payments to the Money Market Sub-Account for the period during which the Right to Examine may be exercised according to state law.

PREMIUM TAXES AND OTHER TAXES

A deduction is made for premium taxes or other taxes ("Taxes") which are imposed by some states or other governmental entities. The Company will determine when taxes have resulted from the receipt of premium payments, the commencement of annuity payments, or the investment experience of the Separate Account. The Company may, at its discretion, pay taxes when due and deduct that amount from the Certificate Value at a later date. Payment at a earlier date does not waive any right that the Company may have to deduct amounts at a later date. The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account.

















                               4.  VALUATION PROVISIONS

THE FIXED ACCOUNT

If the Certificate Owner allocates any premium payments to the Fixed Account, the Fixed Account will earn interest at no less than a 3% annual effective rate. The Company, in its sole discretion, may credit interest rates greater than 3%. The Company will determine the value of the Fixed Account daily by crediting interest to the

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Fixed Account.

THE SUB-ACCOUNTS

The available Sub-Accounts and their underlying investments are listed in the Contract Specifications. The Certificate Owner may allocate premium payments to one or more Sub-Accounts. Any premium payment allocated to a Sub-Account is applied to provide for a number of Accumulation Units with respect to that Sub-Account.

ACCUMULATION UNITS

The number of Accumulation Units credited to each Sub-Account is determined by dividing the premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account, next computed after the receipt of a premium payment by the Company. The number of Accumulation Units so determined will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

NET INVESTMENT FACTOR

The net investment factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by the Fund) divided by the net asset value per share of the corresponding Fund at the beginning of the valuation period and subtracting from that amount the Mortality and Expense Risk Charge and the Administration Charge shown in the Contract Specifications.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund. The Accumulation Unit Value is determined on each Business Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Business Day by the net investment factor for that Sub-Account for the valuation period then ended. The value of the Sub-Account on each Business Day is then calculated by multiplying the number of Accumulation Units in that Sub-Account by the Accumulation Unit Value on that Business Day.





                                    5.  TRANSFERS

TRANSFERS AMONG THE SUB-ACCOUNTS AND/OR FIXED ACCOUNT


At any time before the Annuity Commencement Date, the Certificate Owner may transfer values among the Sub-Accounts and/or the Fixed Account.

After a transfer, if the remaining value of any Sub-Account or Fixed Account is less than $500, the Company

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reserves the right to transfer the entire remaining balance. The Company reserves the right to defer transfers from the Fixed Account for up to six months from the date of request.

After the Annuity Commencement Date, the Certificate Owner may elect in writing to transfer values among the Sub-Accounts once every three (3) months.

ALL TRANSFERS

The Company reserves the right to limit the number of transfers to twelve (12) per Certificate Year, with no two (2) transfers occuring on consecutive business days. The Company reserves the right to limit the size, number, and frequency of transfers. Further, the Company may restrict or suspend transfers. The Company may reject any transfer request, or the Company may impose a fee of up to $15 for any unscheduled transfer in excess of 12 transfers in any Certificate Year. The Company reserves the right to accept transfer instructions solely from the Certificate Owner and not from a representative, agent or person acting under a power of attorney for the Certificate Owner.














                        6.  ANNUAL FEES AND DEDUCTIONS

ANNUAL FEE

Before the Annuity Commencement Date, each year an Annual Fee is deducted from the Certificate. The Annual Fee is deducted on each Certificate Anniversary, or on the date of surrender of the Certificate, if earlier. The Annual Fee is deducted from the Certificate Value by reducing each Sub-Account and Fixed Account pro-rata according to the value in each on that day.

The Fixed Account will be reduced by the pro-rata dollar amount. The Sub-Accounts will be reduced by a number of Accumulation Units. The number of Accumulation Units deducted from the Sub-Account is determined by dividing the pro-rata portion of the Annual Fee applicable to that Sub-Account, by the value of an Accumulation Unit for the Sub-Account on the date the Annual Fee is deducted.

SEPARATE ACCOUNT CHARGES

Each Business Day, a charge is deducted from each Sub-Account equal to the Mortality and Expense Risk Charge and the Administration Charge shown in the Contract Specifications.














                                7.  CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT AND CERTIFICATE OWNER(S)

The Annuitant may not be changed.

The designations of Certificate Owner and Contingent Annuitant will remain in effect until changed by the Certificate Owner. Changes in the designation of the Certificate Owner may be made during the lifetime of the Annuitant by written notice to the Company. Changes in the designation of Contingent Annuitant may be made at any time prior to the Annuity Commencement Date by written notice to the Company. Notwithstanding the

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foregoing, if no Contingent Annuitant has been named and the Certificate
Owner/Annuitant's spouse is the Beneficiary, it will be assumed that the Certificate Owner/Annuitant's spouse is the Contingent Annuitant. A Certificate Owner who is a non-natural person may not designate a Contingent Annuitant.

The Certificate Owner has the sole power to exercise all the rights, options and privileges granted by the Certificate or permitted by the Company and to agree with the Company to any change in or amendment to the Certificate. The rights of the Certificate Owner shall be subject to the rights of any assignee of record with the Company and of any irrevocably designated Beneficiary. In the case of joint Certificate Owners, each Certificate Owner alone may exercise all rights, options and privileges, except with respect to the Surrender Provisions and change of ownership or Beneficiary. If the Certificate Owner dies on or after the Annuity Commencement Date, then the Joint Certificate Owner, or if none, the Annuitant, becomes the Certificate Owner.

BENEFICIARY

The Designated Beneficiary will remain in effect until changed by the Certificate Owner. Changes in the Designated Beneficiary may be made during the lifetime of the Annuitant by written notice to the Administrative Office of the Company. If the Designated Beneficiary has been designated irrevocably, however, such designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of such notice and written consent, if required, at the Administrative Office of the Company, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Certificate Owner is alive at the time of receipt of such notice. The change will be subject to any payment made or other action taken by the Company before the receipt of the notice.

In the event of the death of the Annuitant when there is no surviving Contingent Annuitant, the Beneficiary shall be the surviving Certificate Owner, or joint Certificate Owners, if applicable, notwithstanding that the Designated Beneficiary may be different. Otherwise, the Beneficiary will be the Designated Beneficiary then in effect. If the Annuitant is the sole Certificate Owner and there is no Designated Beneficiary in effect, the Annuitant's estate will be the Beneficiary.

In the event of the death of a Certificate Owner prior to the Annuity Commencement Date, the Beneficiary will be as follows. Upon the death of the joint Certificate Owner, the Beneficiary will be the surviving joint Certificate Owner, notwithstanding that the designated Beneficiary may be different. If the Certificate Owner was the sole Certificate Owner, the Beneficiary shall be the Designated Beneficiary then in effect. If no Beneficiary designation is in effect or if the Designated Beneficiary has died prior to the death of the Certificate owner, the Certificate Owner's estate shall be the Beneficiary.


                                8.  GENERAL PROVISIONS

THE CONTRACT

This Contract and the Application constitute the entire Contract.

MODIFICATION

The Contract or the Certificates cannot be modified except over the signature of the President, a Vice President, a Secretary or an Assistant Secretary of the Company.

The Company reserves the right to modify the Contract and Certificates, but only if such modification: (i) is necessary to make the Contract and Certificates or the Separate Account comply with any law or regulation issued by a governmental agency to which the Company is subject; (ii) is necessary to assure continued qualification of the Contract and Certificates under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Separate Account or the Sub-Account(s); (iv) provides additional Sub-Account or Fixed Account options; or (v) withdraws Sub-Account or Fixed Account options. In the event of any such modification, the Company will provide notice to the Contract Owner and Certificate Owner, or to the Annuitant(s) during the annuity period. The Company may also make appropriate endorsements to the Contract and Certificate to reflect such modification.

MINIMUM VALUE STATEMENT

Any Net Surrender Values, death benefits or settlement provisions available under the Certificate equal or exceed those required by the state in which the Certificate is delivered.

NON-PARTICIPATION

This Contract and the Certificates do not share in the surplus earnings of the Company. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business the Company may conduct.

MISSTATEMENT OF AGE AND SEX

All statements made by the Certificate Owner are deemed to be true and complete to the best of his/her knowledge and belief.

If the age and/or sex of the Annuitant and/or Certificate Owner is incorrectly stated, death benefits or annuity payments will be adjusted to the payment which would have been provided at the correct age and sex. The payments will be adjusted for any overpayments or underpayments that may have been made. The adjusted annuity payment or death benefit will include interest of 3% per annum in the event of an underpayment or will deduct interest of 3% per annum in the event of an overpayment.



PROTECTION OF PROCEEDS
To the extent permitted by law, no values under the Certificate will be subject to the debts, contracts, or engagements of any Beneficiary, and all such values shall be free from legal process and the claims of any creditors.

REPORTS TO THE CERTIFICATE OWNER

The Certificate Owner shall receive copies of any shareholder reports of the Funds and of any other notices, reports or documents required by law to be delivered to Certificate Owners. The Company will also deliver to the Certificate Owner, at least quarterly, a statement showing the Certificate Value.

VOTING RIGHTS

The Company shall notify the Certificate Owner of any Fund shareholder's meetings at which the shares held for the Certificate Owner Sub-Account may be voted. The Company shall also send the Certificate Owner proxy materials and a form of instruction so that the Certificate Owner can instruct the Company how to vote the shares held for the Certificate Owner's Sub-Account. The Company shall arrange for the handling and tallying of proxies received from Certificate Owners. The Company will vote the Fund shares in accordance with the instructions received from the Certificate Owners having the right to give voting instructions. If the Certificate Owner desires to attend any meeting which shares held for the Certificate Owner's benefit may be voted, the Certificate Owner may request the Company to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for such Certificate Owner's Sub-Account.

In the event that the Certificate Owner gives no instructions or leaves the manner of voting discretionary, the Company will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, the Company will vote the Fund shares in this proportionate manner which are held by the Company for its own Sub-Account. During the annuity period under a Certificate the number of votes will decrease as the assets held to fund annuity benefits decrease.

SUBSTITUTION

The Company reserves the right to substitute the shares of any other registered Investment Company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission. The Company also may limit further purchases of such shares.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

At the Company election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Separate Account requires an order by the Securities and Exchange Commission.

PROOF OF SURVIVAL
The payment of any annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.


                               9.  SURRENDER PROVISIONS


FULL SURRENDER

Beginning 30 days after the Certificate Date, at any time prior to the Annuity Commencement Date, the Certificate Owner has the right to terminate the Certificate by submitting a written request to the Administrative Office . In such event, the Certificate Owner will be entitled to the Net Surrender Value of the Certificate.

On any Business Day, the Gross Surrender Value of the Certificate for a full surrender equals the Certificate Value. The Net Surrender Value of the Certificate is equal to the Gross Surrender Value minus:

(a) any applicable Taxes not previously deducted;
(b) the Annual Fee as specified in the Contract Specifications (for full, not partial, surrenders); and
(c) any applicable Contingent Deferred Sales Charge as specified in the Contract Specifications.

PARTIAL SURRENDERS

Beginning 30 days after the Certificate date, and before the Annuity Commencement Date, the Certificate Owner may partially surrender Certificate Values and receive a Net Surrender Value.

Any partial surrender request must be in writing. If the Certificate Owner does not specify which Sub-Account(s) or Fixed Account from which the partial surrender is to be taken, the surrender will be effected on a pro rata basis according to the value in each Sub-Account or Fixed Account.

For any partial surrender, the Certificate Values remaining after the surrender must be at least equal to the Company's minimum amount rules then in effect. If the remaining Certificate Value following such surrender is less than the Company's minimum amount rules, the Certificate will be terminated and the Company will pay the Net Surrender Value as if it were a full surrender.

The Company reserves the right to deduct a partial surrender fee of up to $15 per partial surrender in excess of 12 partial surrenders during any Certificate Year. The fee would be deducted on a pro-rata basis from Certificate Values held in the Sub-Accounts and Fixed Account immediately after the partial surrender.

CONTINGENT DEFERRED SALES CHARGES "CDSC"

Unless specified otherwise, a Contingent Deferred Sales Charge ("charge") is assessed against any premium payments surrendered before the end of the charge period shown in the Contingent Deferred Sales Charge Schedule in the Contract Specifications. In the Schedule, the length of time from the Certificate Date to the time of surrender determines the charge. The charge is a percentage of the Gross Surrender Value attributable to premium payments. For this purpose, premium payments will be deemed to be surrendered before any other Certificate Values. When the total Gross Surrender Value equals all premium payments, a Contingent Deferred Sales Charge will not be assessed against the surrender of the remaining Certificate Value.

The Company will not assess a Contingent Deferred Sales Charge against withdrawals that qualify for the Annual Withdrawal Amount shown in the Contract Specifications. Withdrawals of values in excess of the Annual Withdrawal Amount will be subject to Contingent Deferred Sales Charges, according to the Contingent Deferred Sales Charge Schedule, if applicable.

No Contingent Deferred Sales Charges will be assessed against Certificate
Values:

-   applied to an Annuity Option (see Section 10, Page 23);
- equal to the Annual Withdrawal Amount described in the Certificate Specifications;
- surrendered to meet the minimum distribution rules under the Internal Revenue Code as they apply to amounts held under the Certificate ( see
    Section 9, Page18 );
-   surrendered while the Certificate Owner is confined to a nursing home( see
    Section 9, Page 18)
- surrendered while the Certificate Owner is under age 65 and is totally disabled at the time of the surrender request( see Section 9, Page 18);
- surrendered when there is medical evidence that the life expectancy of the Certificate Owner is less than twelve months ( see Section 9, Page 18)
- if the Certificate terminates due to the death of the Certificate Owner or Annuitant, as applicable;

SURRENDERS NOT SUBJECT TO CONTINGENT DEFERRED SALES CHARGES

NURSING HOME CONFINEMENT: No Contingent Deferred Sales Charge is assessed upon surrenders that occur during the Certificate Owner's confinement in a facility certified as a nursing home. Such confinement must (1) have been continuous for at least 90 days before the surrender request; (2) must be at the recommendation of a U.S. licensed physician; (3) must be for medically necessary reasons and;
(4) must be confined at the time of the surrender request.

DISABILITY: No Contingent Deferred Sales Charge is assessed upon surrenders that occur when the Certificate Owner is under age 65 and Totally Disabled. The Certificate Owner must provide written proof, satisfactory to the Company, that the Certificate Owner is Totally Disabled. Totally Disabled means a disability that: (1) results from bodily injury or disease; (2) begins while the Certificate is in force; (3) has existed continuously for at least 12 months; and (4) prevents the Certificate Owner from engaging in the substantial and material duties of the Certificate Owner's regular occupation. During the first 12 months of Total Disability, regular occupation means the Certificate Owner's usual full time (at least 30 hours per week) work when Total Disability begins. The Company reserves the right to require reasonable proof of such work. After the first 12 months of Total Disability, regular occupation means that for which the Certificate Owner is reasonably qualified by education, training or experience.

TERMINAL ILLNESS: No Contingent Deferred Sales Charge is assessed upon surrenders that occur when the Certificate Owner has been diagnosed by a U.S. licensed physician with a medical condition that results in a life expectancy of less than twelve months. The Certificate Owner must provide written proof, satisfactory to the Company, that the Certificate Owner has been diagnosed with a medical determinable condition that results in a life expectancy of less than twelve months.

IRS MINIMUM DISTRIBUTIONS: No Contingent Deferred Sales Charge is assessed against surrenders necessary to meet the minimum distribution requirements set forth in Section 401(a) of the Internal Revenue Code as such requirements apply to amounts held under the Certificate. The Certificate Owner must indicate on his written request for surrender that the surrender is a required minimum distribution.

TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE

The Certificate Owner may not surrender the Certificate for its Net Surrender Value after the Annuity Commencement Date.

PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT

Payment on any request for surrender will be made as soon as possible and, with respect to the Certificate Values in the Sub-Accounts, no later than seven days after the written request is received by the Company. However, such payment may be subject to postponement:

(a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;

(b) for any period during which an emergency exists as a result of which (i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and

(c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Certificate Owners. The conditions under which trading shall be deemed to be restricted or any emergency shall be deemed to exist shall be determined by rules and regulations of the Securities and Exchange Commission.

The Company may defer payment of any amounts from the Fixed Account for up to six months from the date of the request to surrender. If the Company defer payment for more than 30 days, the Company will pay interest of at least 3% per year on the amount deferred, calculated as of the date of receipt of the request.

DEATH BENEFIT

A Death Benefit will be paid if the Annuitant dies prior to the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if any Certificate Owner dies prior to the Annuity Commencement Date. The Death Benefit will be payable to the Beneficiary as determined under the Control Provisions of this Contract.

The Death Benefit is equal to the greater of: (a) total Purchase Payments less any prior Gross Surrenders and Withdrawals since the Certificate Date or (b) the Certificate Value. The Death Benefit shall be calculated as of the end of the valuation period during which the Company receives Due Proof of Death.

The Death Benefit may be taken in a lump sum or under any of the settlement options then being offered by the Company, subject, however to the Required Distribution provisions below. When payment of the Death Benefit is taken in one lump sum, payment will be made within 7 days after the date Due Proof of Death is received, except when the Company is permitted to defer such payment under the Investment Company Act of 1940. Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of Due Proof of Death.


DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

In the event of the death of the Annuitant after the Annuity Commencement Date, a Death Benefit, equal to the present value of any remaining payments under the annuity option chosen, will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by the Company.

If the Annuitant dies after the Annuity Commencement Date but before the Company issues the payee's first check, the Beneficiary will be entitled to the Net Surrender Value applied to the Annuity Option, without assessment of the Contingent Deferred Sales Charge or Annual Fee.

REQUIRED DISTRIBUTIONS

A.  DEATH OF OWNER OR PRIMARY ANNUITANT

Subject to the alternative election or spouse beneficiary provisions in subsection B or C below, and to the tax qualification provision in subsection D below:

1. If any Certificate Owner dies on or after the Annuity Commencement Date and before the entire interest in this Certificate has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

2. If any Certificate Owner dies before the Annuity Commencement Date, the entire interest in this Certificate will be distributed within 5 years after such death.

3. If the Certificate Owner is not an individual, then for purposes of the immediately preceding paragraph 1 or 2, the primary annuitant under this Certificate shall be treated as the Certificate Owner for purposes of these Required Distributions only, and any change in the primary annuitant shall be treated as the death of the Certificate Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Certificate.

B.  ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS

If any portion of the interest of a Certificate Owner described in subsection A immediately above is payable to or for the benefit of a designated beneficiary, and such beneficiary elects within a period of less than one year after such to have such portion distributed over a period that: (1) does not extend beyond such beneficiary's life (or life expectancy) and (2) starts within 1 year after such death, for purposes of satisfying the requirements of paragraph A.1 or A.2 immediately above, such portion shall be treated as distributed entirely on the date such periodic distributions begin. Such beneficiary may elect any settlement option allowed by the Company, subject to any restrictions imposed by any regulations under Section 72(s) of the Internal Revenue Code.




C.  SPOUSE BENEFICIARY

In the event of the Certificate Owner's death where the sole Beneficiary is the spouse of the Certificate Owner and the Annuitant or Contingent Annuitant is living, such spouse may elect, in lieu of receiving the Death Benefit, to be treated as the Certificate Owner for purposes of subsection A. Only one such spousal election may be made with respect to any Certificate.

D.  TAX QUALIFICATION

The Contract (and any Certificate thereunder) is intended to qualify as an annuity contract for Federal income tax purposes. To that end, the provisions of this Contact (and any such Certificate) are to be interpreted to ensure or maintain such tax qualification, notwithstanding any other provisions to the contrary. Payments and distributions under this Contract shall be made in a timely manner necessary to maintain such qualification under the applicable provisions in the Internal Revenue Code in existence at the time this Contract is issued. Notwithstanding any other provisions to the contrary, the Company reserves the right to amend this Contract and Certificate to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification or to conform this Contract or Certificate to any applicable changes in the tax qualification requirements. The Company will send the Certificate Owner a copy of any such amendment.

                                10.  ANNUITY BENEFITS

ANNUITY COMMENCEMENT DATE

The Certificate Owner may select an Annuity Commencement Date. The Annuity Commencement Date selected must be at least one year after the Certificate Date and on or before the Annuitant's attained age 90, except in certain states where an earlier age is required. If the Certificate Owner does not choose an Annuity Commencement Date, the scheduled Annuity Commencement Date will be the date of the Annuitant's attained age 90, or an earlier age if required by state law. The Certificate Owner may change the Annuity Commencement Date if the Certificate Owner notifies the Company in writing 30 days before the scheduled Annuity Commencement Date.

ANNUITY BENEFIT

On the Annuity Commencement Date, unless directed otherwise, the Company will apply the Net Surrender Value to purchase monthly income payments payable to the Annuitant according to the Annuity Option the Certificate Owner elects. The Contingent Deferred Sales Charge will not be assessed. The Certificate Owner may not surrender the Certificate after the Annuity Commencement Date.

ELECTION OF ANNUITY OPTION

The Certificate Owner may elect any one of the annuity options described below or under any of the settlement options offered by the Company at that time. In the absence of the Certificate Owner's election, the Net Surrender Value, without deduction for any Contingent Deferred Sales Charge, will be applied on the Annuity Commencement Date under the Fifth Option to provide a Payment for a Designated Period for 5 years. The Net Surrender Value is determined on the basis of the value of the Fixed Account as of the Annuity Commencement Date, and of the Accumulation Unit Value of each Sub-Account no later than the fifth Business Day preceding the date annuity payments are to commence.

DATE OF PAYMENT

The first annuity payment under the Annuity Option shall be made one month, (or the period selected for periodic payments: annual, semi-annual, quarterly, or monthly), following the Annuity Commencement Date. Subsequent payments shall be made on the same calendar day of the month as was the first payment, or the preceding day if no such day exists (e.g. September 31), in accordance with the payment period selected.

ALLOCATION OF ANNUITY

The Certificate Owner may further elect to have the Net Surrender Value applied to a variable annuity, a fixed dollar annuity or a combination of both. Once every 3 months, following the Annuity Commencement Date, the Certificate Owner may elect, in writing, to transfer among any Sub-Account(s) on which variable annuity payments are based. No transfers may be made between the Sub-Accounts and the General Account after the Annuity Commencement Date.

If no election is made to the contrary, the value of each Sub-Account shall be applied to provide a variable annuity based thereon, and the value of the Fixed Account shall be applied to provide a fixed dollar annuity.
VARIABLE ANNUITY AND FIXED DOLLAR ANNUITY

VARIABLE ANNUITY - A variable annuity is an annuity with payments increasing or decreasing in amount in accordance with the net investment results of the Sub-Account(s) of the Separate Account (as described in the Valuation Provisions). After the first monthly payment for a variable annuity has been determined in accordance with the provisions of this Certificate (see Description of Tables), a number of Annuity Units is determined by dividing that first monthly payment by the appropriate Annuity Unit value on the Annuity Commencement Date.

The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Fund. The Annuity Unit Value is determined by multiplying the value of the Annuity Unit for that Sub-Account on the preceding Business Day by the product of (a) the net investment factor for that Sub-Account for the day for which the Annuity Unit value is being calculated, and (b) an interest factor to offset the effect of the asumed interest rate of 5% per year, which is built into the annuity tables.

Once variable annuity payments have begun, the number of Annuity Units remains fixed with respect to a particular Sub-Account(s). If the Certificate Owner elects that continuing annuity payments be based on a different Sub-Account(s), the number will change effective with that election but will remain constant following such election.

The dollar amount of the second and subsequent variable annuity payments is not predetermined and may increase or decrease from month to month. The actual amount of each variable annuity payment after the first is determined by multiplying the number of Annuity Units by the Annuity Unit Value as described above. The Annuity Unit Value will be determined no earlier than the fifth Business Day preceding the date the annuity payment is due.

The Company guarantees that the dollar amount of variable annuity payments will not be adversely affected by variations in the expense results and in the actual mortality experience of payees from the mortality assumptions, including any age adjustment, used in determining the first monthly payment.

FIXED DOLLAR ANNUITY - A fixed dollar annuity is an annuity with payments that remain fixed as to dollar amount throughout the payment period.

ANNUITY OPTIONS

FIRST OPTION - LIFE ANNUITY - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION - LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN - An annuity providing monthly income for a fixed period of 120 months, 180 months, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.





THIRD OPTION - CASH REFUND LIFE ANNUITY - An annuity payable monthly during the lifetime of the Annuitant ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to the excess, if any, of (a) minus (b) where: (a) is the Net Surrender Value applied on the Annuity Commencement Date under this option: and (b) is the dollar amount of annuity payments already paid. This option is not available for variable annuitization.

FOURTH OPTION - JOINT AND LAST SURVIVOR LIFE ANNUITY - An annuity payable monthly during the joint lifetime of the Annuitant and a secondary Annuitant, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

FIFTH OPTION - PAYMENT FOR A DESIGNATED PERIOD - An amount payable monthly for the number of years selected which may be from 5 to 30 years.

                                 11.  ANNUITY TABLES

The attached tables show the dollar amount of the first monthly payment for the variable annuity and the minimum dollar amount of the monthly payments for the fixed annuity for each $1,000 applied under the Annuity Options. Under the First, Second and Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time of the Annuity Commencement Date.
Under the Fourth Option, the amount of each payment will depend upon the sex of both Annuitants and their ages at the time the Annuity Commencement Date.

The variable payment annuity tables for the First, Second, and Fourth Options are based on the 1983a Individual Annuity Mortality Table with ages set back one year, and an interest rate of 5% per annum. The table for the Fifth Option is based on an interest rate of 5% per annum.

The fixed annuity payment tables for the First, Second , Third and Fourth Options are based on the 1983a Individual Annuity Mortality Table with ages set back one year, and an interest rate of 3% per annum. The table for the Fifth Option is based on an interest rate of 3% per annum.

Once the Certificate Owner elects an annuity option, the Certificate Owner may not change it with respect to any Annuitant following the Annuity Commencement Date.

MINIMUM PAYMENT

No election of any options or combination of options may be made under this Certificate unless the first payment for each affected Sub-Account or Fixed Account would be at least equal to the minimum payment amount according to Company rules then in effect. If at any time, payments to be made to any Annuitant from each Sub-Account or Fixed Account are or become less than the minimum payment amount, the Company shall have the right to change the frequency of payment to such intervals as will result in a payment at least equal to the minimum. If any amount due would be less than the minimum payment amount per annum, the Company may make such other settlement as may be equitable to the Annuitant.

                          GROUP  FLEXIBLE  PREMIUM  VARIABLE
                                 ANNUITY  CERTIFICATE

                       AMERICAN MATURITY LIFE INSURANCE COMPANY
                                 200 Hopmeadow Street
                             Simsbury, Connecticut  06089
 (a stock life insurance company, herein called the "Company", or "We" or "Us")




Certifies that a Group Flexible Premium Variable Annuity Contract has been issued to the AARP Group Annuity Trust. This Certificate is a summary of Your rights under that contract.

YOUR RIGHT TO EXAMINE THIS CERTIFICATE:

American Maturity Life Insurance Company wants You to be satisfied with the Certificate You have purchased. We urge You to examine it carefully. If for any reason You are not satisfied with it, You may cancel the Certificate by returning it within ten days after You receive it. A written request for cancellation must accompany the Certificate. In such event, We will pay You the Certificate Value as of the date We receive Your request. However, You bear the investment risk prior to Our receiving Your request.

Signed for the Company




         Joseph J. Noto, President               Lynda Godkin, Secretary

PREMIUM PAYMENTS ARE FLEXIBLE AS DESCRIBED ON PAGE 8.

NONPARTICIPATING.  THIS ANNUITY DOES NOT EARN DIVIDENDS.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CERTIFICATE, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER THE VALUATION PROVISIONS, SECTION 4, PAGE 9.

                     TABLE OF CONTENTS



SECTION                                                    PAGE


 1.      Certificate Specifications                          3

 2.      Definitions                                         5

 3.      Premium Payments                                    8

 4.      Valuation Provisions                                9

 5.      Transfers                                          10

 6.      Annual Fees and Deductions                         10

 7.      Control Provisions                                 11

 8.      General Provisions                                 12

 9.      Surrender Provisions                               14

10.      Annuity Benefits                                   18

11.      Annuity Tables                                     20

                           1.  CERTIFICATE  SPECIFICATIONS

CERTIFICATE NUMBER:               [    ]
CERTIFICATE DATE:                 [    ]
CERTIFICATE OWNER:                [    ]
JOINT CERTIFICATE OWNER:          [    ]
ANNUITANT:                        [    ]
CONTINGENT ANNUITANT:             [    ]
AGE OF ANNUITANT:                 [    ]
SEX OF ANNUITANT:                 [    ]
BENEFICIARY(IES):                 [    ]
                                  [    ]
                                  [    ]
ANNUITY COMMENCEMENT DATE:        [    ]
INITIAL PREMIUM PAYMENT:          [    ]

ANNUAL FEE:
$25 on each Certificate Anniversary before the Annuity Commencement Date, or at the time of full surrender, if the Certificate Value is less than $50,000 on either date.

MORTALITY AND EXPENSE RISK CHARGE:
0.65% per annum of the average daily Sub-Account value

ADMINISTRATION CHARGE:
0.20% per annum of the average daily Sub-Account value

MINIMUM SUBSEQUENT PAYMENT:
$ 250 (or $100 if part of an electronic funds transfer program)

CONTINGENT DEFERRED SALES CHARGE SCHEDULE:
See "Contingent Deferred Sales Charge" provisions for a description of the Contingent Deferred Sales Charge. The Contingent Deferred Sales Charge is a percentage of the Gross Surrender Value (not to exceed the aggregate amount of premium payments made) and equals:


            CHARGE                         CERTIFICATE YEAR
              5%                                   1
              4%                                   2
              3%                                   3
              2%                                   4
              1%                                   5
              0%                                   6 and thereafter

ANNUAL WITHDRAWAL AMOUNT:
A Contingent Deferred Sales Charge is not assessed against any withdrawals made each Certificate Year, on a non-cumulative basis, of up to 10% of premium payments remaining in the Certificate as of the last Certificate Anniversary.

FIXED ACCOUNT:
Minimum Fixed Account Rate:    [    3%    ]

SEPARATE ACCOUNT:
Separate Account  AMLVA

AVAILABLE SUB-ACCOUNTS:                          BASED ON FUND:

Money Market Portfolio                 Money Market Portfolio
                                       of the Scudder Variable Life Investment
                                       Fund

Bond Portfolio                         Bond Portfolio
                                       of the Scudder Variable Life Investment
                                       Fund

Balanced Portfolio                     Balanced Portfolio
                                       of the Janus Aspen Series


Capital Growth Portfolio               Capital Growth Portfolio
                                       of the Scudder Variable Life Investment
                                       Fund


Growth & Income Portfolio              Growth & Income Portfolio
                                       of the Scudder Variable Life Investment
                                       Fund


[Partners Portfolio]                   [Partners Portfolio
                                       of the Neuberger & Berman Advisors
                                       Management Trust]

[Capital Appreciation                  [Capital Appreciation Portfolio
   Portfolio]                          of the Dreyfus Variable Investment
                                       Fund]

[Small Cap Portfolio]                  [Small Cap Portfolio
                                       of the Dreyus Variable Investment
                                       Fund]


Worldwide Growth Portfolio             Worldwide Growth Portfolio
                                       of the Janus Aspen Series

          Or other Sub-Accounts as may be made available from time to time.

                                   2.  DEFINITIONS

ACCUMULATION UNIT - A unit of measure used to calculate the value of a Sub-Account of a Certificate before the Annuity Commencement Date.

ADMINISTRATION CHARGE - A dollar amount We deduct to cover administrative expenses. This charge is an annual percentage. It is shown on the Certificate Specifications Page.

ADMINISTRATIVE OFFICE OF THE COMPANY - Currently located at 700 Newport Center Drive, Newport Beach, California 92660. All correspondence should be sent to our mailing address at P.O. Box 7005, Pasadena, CA 91109-7005. Any additional premium payments should be sent to P.O. Box 100194, Pasadena, CA 91189-0194.

AMLVA -  See "Separate Account."

ANNUAL FEE - An amount that is deducted from Your Certificate at the end of each Certificate Year before the Annuity Commencement Date, or on the date of full surrender of the Certificate, if earlier. The fee reimburses certain costs in administering the Certificates and the Separate Account; We do not intend to realize a profit from this fee.

ANNUITANT - The person on whose life an annuity is purchased.

ANNUITY -   An Annuity is a contract with an insurance company in which You deposit a sum of money(Your premium) and the insurer guarantees to make periodic income payments to You for a specified period, or for life.

ANNUITY COMMENCEMENT DATE - The date on which Your selected Annuity Option, to receive regular annuity payments, becomes effective.

ANNUITY PERIOD -   The period during which You receive scheduled income payments according to the annuity option You have selected.

ANNUITY UNIT - A unit of measure used to calculate the value of annuity payments under the variable annuity option.

BENEFICIARY - The person entitled to receive benefits according to the terms of the Certificate in case of the death of a Certificate Owner or Annuitant, as applicable.

BUSINESS DAY - Every day the New York Stock Exchange is open for trading. The end of the Business Day is the close of the New York Stock Exchange. The New York Stock Exchange normally closes at 4:00 p.m. Eastern time.

CERTIFICATE - This document, which is Your policy. This Certificate was issued by Us to You. It is evidence that You, or someone on your behalf, made a premium payment under the group contract issued by Us to the AARP Group Annuity Trust.


CERTIFICATE ANNIVERSARY - An anniversary of the Certificate Date. Similarly, Certificate Years are measured from the Certificate Date. The Certificate Date is shown on the Certificate Specifications.

CERTIFICATE DATE - The effective date of the Certificate (the date on which Your annuity takes effect).

CERTIFICATE OWNER - The owner(s) of the Certificate, sometimes referred to as "You."

CERTIFICATE VALUE - The value of the Sub-Account(s) plus the value of the Fixed Account on any Business Day.

CERTIFICATE YEAR - Each 12-month period starting on the Certificate Date and ending the day before each Certificate Anniversary.

COMPANY - American Maturity Life Insurance Company, sometimes referred to as "We" or "Us."

CONTINGENT ANNUITANT - The person designated by You who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTINGENT DEFERRED SALES CHARGE ("CDSC") - A surrender charge that may be deducted from Your Certificate Value if You make withdrawals from Your Certificate within a certain number of years. See "Contingent Deferred Sales Charge" under the Surrender Provisions of this Certificate. (see Section 6, Page
15)

CONTRACT OWNER - The AARP Group Annuity Trust.

DUE PROOF OF DEATH - A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to Us.

ENROLLMENT FORM - The form You completed in order to purchase this Certificate.

FIXED ACCOUNT - An investment option that earns a rate of interest of at least 3% per annum. Amounts invested in the Fixed Account become part of Our General Account.

FUND(S) - Currently the Funds listed on the Certificate Specifications page, or any other Fund(s) that We may add from time to time.

GENERAL ACCOUNT - All assets of the Company other than those allocated to the Separate Accounts of the Company.

GROSS SURRENDER VALUE - The Certificate Value (dollar amount) to be deducted from Your Certificate when you make a full or partial surrender.

MORTALITY AND EXPENSE RISK CHARGE - A dollar amount we deduct from the Sub-Accounts to cover administrative expenses and mortality risks. This charge is an annual percentage and is shown on the Certificate Specifications Page.


NET INVESTMENT FACTOR - A factor used to determine the value of Accumulation Units or Annuity Units each day.

NET SURRENDER VALUE - The amount payable to You on a surrender after the deduction for any unpaid Taxes and any Contingent Deferred Sales Charge. If You fully surrender Your Certificate the Annual Fee is also deducted.

SEPARATE ACCOUNT ("SEPARATE ACCOUNT AMLVA") - An account established by Us to separate the assets funding the variable benefits for the class of contracts to which this Certificate belongs from the other assets of the Company. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The Separate Account and the Funds, which are the underlying securities of the Separate Account, are listed on the Certificate Specifications of this Certificate.

SUB-ACCOUNT - The subdivisions of the Separate Account. You purchase units of the Sub-Accounts to participate in the investment experience of the underlying Funds.

SURRENDER - A full or partial withdrawal from your Certificate.

TAXES - The amount of tax, if any, charged by a federal, state or municipal entity on premium payments or Certificate Values.

TOTAL DISABILITY - Totally Disabled means a disability that: (1) results from bodily injury or disease; (2) begins while the Certificate is in force; (3) has existed continuously for at least 12 months; and (4) prevents You from engaging in the substantial and material duties of Your regular occupation.


WE, OUR, US -  American Maturity Life Insurance Company.

YOU, YOUR - The Certificate Owner(s).








                                3.  PREMIUM PAYMENTS

PREMIUM PAYMENTS

Premium payments may be accepted at Our Administrative Office. Payments are made by check payable to American Maturity Life Insurance Company or by any other method that We deem acceptable. Your initial premium payment, and the minimum subsequent payment that We may accept, are shown in the Certificate Specifications. We reserve the right to limit the amount of a premium payment.

ALLOCATION OF PREMIUM PAYMENTS

Your initial premium payment is allocated to those Sub-Accounts and/or Fixed Account You selected on Your Enrollment Form. The same allocations are made for subsequent premium payments unless otherwise directed by You. Any allocation to a Sub-Account or Fixed Account must be at least equal to Our minimum amount rules then in effect.

Certain laws in some states require a full return of premium upon the exercise of the Right to Examine (shown on the front page of this Certificate). For Certificates sold in those states, We will allocate premium payments to the Money Market Sub-Account during this Right to Examine period according to state law.

PREMIUM TAXES AND OTHER TAXES

A deduction is made for premium taxes or other taxes ("Taxes") which are imposed by some states or other governmental entities. We will determine when taxes have resulted from the receipt of premium payments, the commencement of annuity payments, or the investment experience of the Separate Account. We may, at Our discretion, pay taxes when due and deduct that amount from the Certificate Value at a later date. Payment at a earlier date does not waive any right that We may have to deduct amounts at a later date. We reserve the right to establish a provision for federal income taxes if the Company determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account.











                               4.  VALUATION PROVISIONS

THE FIXED ACCOUNT

If You allocate any premium payments to the Fixed Account, the Fixed Account will earn interest at no less than a 3% annual effective rate. We , in Our sole discretion, may credit interest rates greater than 3%. We will determine the value of the Fixed Account daily by crediting interest to the Fixed Account.

THE SUB-ACCOUNTS

The available Sub-Accounts and their underlying investments are listed in the Certificate Specifications. You may allocate premium payments to one or more Sub-Accounts. Any premium payment allocated to a Sub-Account is applied to provide for a number of Accumulation Units with respect to that Sub-Account.

ACCUMULATION UNITS

The number of Accumulation Units credited to each Sub-Account is determined by dividing the premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account, next computed after the receipt of a premium payment by Us. The number of Accumulation Units so determined will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

NET INVESTMENT FACTOR

The net investment factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by the Fund) divided by the net asset value per share of the corresponding Fund at the beginning of the valuation period and subtracting from that amount the Mortality and Expense Risk Charge and the Administration Charge shown in the Certificate Specifications.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund. The Accumulation Unit Value is determined on each Business Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Business Day by the net investment factor for that Sub-Account for the valuation period then ended. The value of the Sub-Account on each Business Day is then calculated by multiplying the number of Accumulation Units in that Sub-Account by the Accumulation Unit Value on that Business Day.








                                    5. TRANSFERS

TRANSFERS AMONG THE SUB-ACCOUNTS AND/OR FIXED ACCOUNT

At any time before the Annuity Commencement Date, You may transfer values among the Sub-Accounts and/or the Fixed Account.

After a transfer, if the remaining value of any Sub-Account or Fixed Account is less than $500, We reserve the right to transfer the entire remaining balance. We reserve the right to defer transfers from the Fixed Account for up to six months from the date of request.



After the Annuity Commencement Date, You may elect in writing to transfer values among the Sub-Accounts once every three (3) months.

ALL TRANSFERS

We reserve the right to limit the number of transfers to twelve (12) per Certificate Year, with no two (2) transfers occurring on consecutive Business Days. We reserve the right to limit the size, number, and frequency of transfers. Further, We may restrict or suspend transfers. We may reject any transfer request, or We may impose a fee of up to $15 for any unscheduled transfer in excess of 12 transfers in any Certificate Year. We reserve the right to accept transfer instructions solely from You and not from Your representative, agent or person acting under a power of attorney for You.










                           6.  ANNUAL FEES AND DEDUCTIONS

ANNUAL FEE

Before the Annuity Commencement Date, each year an Annual Fee is deducted from the Certificate. The Annual Fee is deducted on each Certificate Anniversary, or on the date of surrender of the Certificate, if earlier. The

Annual Fee is deducted from the Certificate Value by reducing each Sub-Account and Fixed Account pro-rata according to the value in each on that day.

The Fixed Account will be reduced by the pro-rata dollar amount. The Sub-Accounts will be reduced by a number of Accumulation Units. The number of Accumulation Units deducted from the Sub-Account is determined by dividing the pro-rata portion of the Annual Fee applicable to that Sub-Account, by the value of an Accumulation Unit for the Sub-Account on the date the Annual Fee is deducted.

SEPARATE ACCOUNT CHARGES

Each Business Day, a charge is deducted from each Sub-Account equal to the Mortality and Expense Risk Charge and the Administration Charge shown in the Certificate Specifications.











                               7.  CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT AND CERTIFICATE OWNER(S)

The Annuitant may not be changed.

The designations of Certificate Owner and Contingent Annuitant will remain in effect until changed by the Certificate Owner. Changes in the designation of the Certificate Owner may be made during the lifetime of the Annuitant by written notice to us. Changes in the designation of Contingent Annuitant may be made at any time prior to the Annuity Commencement Date by written notice to the Company. Notwithstanding the foregoing, if no Contingent Annuitant has been named and the Certificate Owner/Annuitant's spouse is the Beneficiary, it will be assumed that the Certificate Owner/Annuitant's spouse is the Contingent Annuitant. A Certificate Owner who is a non-natural person may not designate a Contingent Annuitant.

The Certificate Owner has the sole power to exercise all the rights, options and privileges granted by this Certificate or permitted by the Company and to agree with the Company to any change in or amendment to the Certificate. The rights of the Certificate Owner shall be subject to the rights of any assignee of record with the Company and of any irrevocably designated Beneficiary. In the case of joint Certificate Owners, each Certificate Owner alone may exercise all rights, options and privileges, except with respect to the Surrender Provisions and change of ownership or beneficiary. If the Certificate Owner dies on or after the Annuity Commencement Date, then the Joint Certificate Owner, or if none, the Annuitant, becomes the Certificate Owner.

BENEFICIARY

The Designated Beneficiary will remain in effect until changed by the Certificate Owner. Changes in the Designated Beneficiary may be made during the lifetime of the Annuitant by written notice to the Administrative Office of the Company. If the Designated Beneficiary has been designated irrevocably, however, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of such notice and written consent, if required, at the Administrative Office of the Company, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Certificate Owner is alive at the time of receipt of such notice. The change will be subject to any payment made or other action taken by the Company before the receipt of the notice.

In the event of the death of the Annuitant when there is no surviving Contingent Annuitant, the Beneficiary shall be the surviving Certificate Owner, or joint Certificate Owners, if applicable, notwithstanding that the Designated Beneficiary may be different. Otherwise, the Beneficiary will be the Designated Beneficiary then in effect. If the Annuitant is the sole Certificate Owner and there is no Designated Beneficiary in effect, the Annuitant's estate will be the Beneficiary.

In the event of the death of a Certificate Owner prior to the Annuity Commencement Date, the Beneficiary will be as follows. Upon the death of the joint Certificate Owner, the Beneficiary will be the surviving joint Certificate Owner, notwithstanding that the designated Beneficiary may be different. If the Certificate Owner was the sole Certificate Owner, the Beneficiary shall be the Designated Beneficiary then in effect. If no Beneficiary designation is in effect or if the Designated Beneficiary has died prior to the death of the Certificate owner, the Certificate Owner's estate shall be the Beneficiary.


                               8.  GENERAL PROVISIONS

THE CERTIFICATE

This Certificate is a summary of the group annuity Contract between American Maturity Life Insurance Company and the AARP Group Annuity Trust. This Certificate and the Enrollment Form constitute the entire Certificate.

MODIFICATION

The Contract or the Certificates cannot be modified except over the signature of the President, a Vice President, a Secretary or an Assistant Secretary of the Company.

We reserve the right to modify the Contract and Certificates, but only if such modification: (i) is necessary to make the Contract and Certificates or the Separate Account comply with any law or regulation issued by a governmental agency to which the Company is subject; (ii) is necessary to assure continued qualification of the Contract and Certificates under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Separate Account or the Sub-Account(s); (iv) provides additional Sub-Account or Fixed Account options; or (v) withdraws Sub-Account or Fixed Account options. In the event of any such modification, the Company will provide notice to the Contract Owner and Certificate Owner, or to the Annuitant(s) during the annuity period. We may also make appropriate endorsements to the Contract and Certificate to reflect such modification.

MINIMUM VALUE STATEMENT

Any Net Surrender Values, death benefits or settlement provisions available under the Certificate equal or exceed those required by the state in which the Certificate is delivered.

NON-PARTICIPATION

This Certificates does not share in our surplus earnings. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct.

MISSTATEMENT OF AGE AND SEX

All statements made by You are deemed to be true and complete to the best of Your knowledge and belief.

If the age and/or sex of the Annuitant and/or Certificate Owner is incorrectly stated, death benefits or annuity payments will be adjusted to the payment which would have been provided at the correct age and sex. The payments will be adjusted for any overpayments or underpayments that may have been made. The adjusted annuity payment or death benefit will include interest of 3% per annum in the event of an underpayment or will deduct interest of 3% per annum in the event of an overpayment.

PROTECTION OF PROCEEDS

To the extent permitted by law, no values under the Certificate will be subject to the debts, contracts, or engagements of any Beneficiary, and all such values shall be free from legal process and the claims of any creditors.

REPORTS TO THE CERTIFICATE OWNER

The Certificate Owner shall receive copies of any shareholder reports of the Funds and of any other notices, reports or documents required by law to be delivered to Certificate Owners. We will also deliver to You, at least quarterly, a statement showing the Certificate Value.

VOTING RIGHTS

We shall notify You of any Fund shareholder's meetings at which the shares held for the Your Sub-Account may be voted. We shall also send You proxy materials and a form of instruction so that You can instruct us how to vote the shares held for Your Sub-Account. We shall arrange for the handling and tallying of proxies received from Certificate Owners. We will vote the Fund shares in accordance with the instructions received from the Certificate Owners having the right to give voting instructions. If You desire to attend any meeting which shares held for the Certificate Owner's benefit may be voted, You may request the Company to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for such Certificate Owner's Sub-Account.

In the event that the Certificate Owner does not give Us instructions or leaves the manner of voting discretionary, the Company will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, the Company will vote the Fund shares in this proportionate manner which are held by the Company for its own Sub-Account. During the annuity period under a Certificate the number of votes will decrease as the assets held to fund annuity benefits decrease.

SUBSTITUTION

We reserve the right to substitute the shares of any other registered Investment Company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission. The Company also may limit further purchases of such shares.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

At Our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Separate Account requires an order by the Securities and Exchange Commission.

PROOF OF SURVIVAL

The payment of any annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.


                              9.  SURRENDER PROVISIONS

FULL SURRENDER

Beginning 30 days after the Certificate Date, at any time prior to the Annuity Commencement Date, You have the right to terminate Your Certificate by submitting a written request to Our Administrative Office . In such event, You will be entitled to the Net Surrender Value of Your Certificate.

On any Business Day, the Gross Surrender Value of Your Certificate for a full surrender equals the Certificate Value. The Net Surrender Value of Your Certificate is equal to the Gross Surrender Value minus:

(a) any applicable Taxes not previously deducted;
(b) the Annual Fee as specified in the Certificate Specifications (for full, not partial, surrenders); and
(c) any applicable Contingent Deferred Sales Charge as specified in the Certificate Specifications.


PARTIAL SURRENDERS

Beginning 30 days after the Certificate date, and before the Annuity Commencement Date, You may partially surrender Certificate Values and receive a Net Surrender Value.

Any partial surrender request must be in writing. If You do not specify which Sub-Account(s) or Fixed Account from which the partial surrender is to be taken, the surrender will be effected on a pro rata basis according to the value in each Sub-Account or Fixed Account.

For any partial surrender, the Certificate Values remaining after the surrender must be at least equal to the Company's minimum amount rules then in effect. If the remaining Certificate Value following such surrender is less than the Company's minimum amount rules, the Certificate will be terminated and We will pay the Net Surrender Value as if it were a full surrender.

We reserve the right to deduct a partial surrender fee of up to $15 per partial surrender in excess of 12 partial surrenders during any Certificate Year. The fee would be deducted on a pro-rata basis from Certificate Values held in the Sub-Accounts and Fixed Account immediately after the partial surrender.

CONTINGENT DEFERRED SALES CHARGES "CDSC"

Unless specified otherwise, a Contingent Deferred Sales Charge ("charge") is assessed against any premium payments surrendered before the end of the charge period shown in the Contingent Deferred Sales Charge Schedule in the Certificate Specifications. In the Schedule, the length of time from the Certificate Date to the time of surrender determines the charge. The charge is a percentage of the Gross Surrender Value attributable to premium payments. For this purpose, premium payments will be deemed to be surrendered before any other Certificate Values. When the total Gross Surrender Value equals all premium payments, a Contingent Deferred Sales Charge will not be assessed against the surrender of the remaining Certificate Value.


We will not assess a Contingent Deferred Sales Charge against withdrawals that qualify for the Annual Withdrawal Amount shown in the Certificate
Specifications. Withdrawals of values in excess of the Annual Withdrawal Amount will be subject to Contingent Deferred Sales Charges, according to the Contingent Deferred Sales Charge Schedule, if applicable.

No Contingent Deferred Sales Charges will be assessed against Certificate
Values:

-   applied to an Annuity Option (see Section 10, Page 21)
- equal to the Annual Withdrawal Amount described in the Certificate Specifications;
- surrendered to meet the minimum distribution rules under the Internal Revenue Code as they apply to amounts held under the Certificate (see Section 9, Page 16);
-   surrendered while the Certificate Owner is confined to a nursing home (see
    Section 9, Page 16);
- surrendered while the Certificate Owner is under age 65 and is totally disabled at the time of the surrender request (see Section 9, Page 16);
- surrendered when there is medical evidence that the life expectancy of the Certificate Owner is less than twelve months (see Section 9, Page 16);
- if the Certificate terminates due to the death of the Certificate Owner or Annuitant, as applicable;

SURRENDERS NOT SUBJECT TO CONTINGENT DEFERRED SALES CHARGES

NURSING HOME CONFINEMENT: No Contingent Deferred Sales Charge is assessed upon surrenders that occur during Your confinement in a state certified nursing home. Such confinement must (1) have been continuous for at least 90 days before the surrender request; (2) must be at the recommendation of a U.S. licensed physician; (3) must be for medically necessary reasons and; (4) must be confined at the time of the surrender request.

DISABILITY: No Contingent Deferred Sales Charge is assessed upon surrenders that occur when You are under age 65 and Totally Disabled. You must provide written proof, satisfactory to the Company, that You are Totally Disabled. Totally Disabled means a disability that: (1) results from bodily injury or disease; (2) begins while the Certificate is in force; (3) has existed continuously for at least 12 months; and (4) prevents You from engaging in the substantial and material duties of Your regular occupation. During the first 12 months of Total Disability, regular occupation means Your usual full time (at least 30 hours per week) work when Total Disability begins. We reserve the right to require reasonable proof of such work. After the first 12 months of Total Disability, regular occupation means that for which You are reasonably qualified by education, training or experience.

TERMINAL ILLNESS: No Contingent Deferred Sales Charge is assessed upon surrenders that occur when You have been diagnosed by a U.S. licensed physician with a medical condition that results in a life expectancy of less than twelve months. You must provide written proof, satisfactory to Us, that You have been diagnosed with a medical determinable condition that results in a life expectancy of less than twelve months.
IRS MINIMUM DISTRIBUTIONS: No Contingent Deferred Sales Charge is assessed against surrenders necessary to meet the minimum distribution requirements set forth in Section 401(a) of the Internal Revenue Code as such requirements apply to amounts held under the Certificate. You must indicate on Your written request for surrender that the surrender is a required minimum distribution.



TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE

You may not surrender the Certificate for its Net Surrender Value after the Annuity Commencement Date.

PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT

Payment on any request for surrender will be made as soon as possible and, with respect to the Certificate Values in the Sub-Accounts, no later than seven days after the written request is received by Us. However, such payment may be subject to postponement:

(a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;

(b) for any period during which an emergency exists as a result of which (i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and

(c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Certificate Owners. The conditions under which trading shall be deemed to be restricted or any emergency shall be deemed to exist shall be determined by rules and regulations of the Securities and Exchange Commission.

We may defer payment of any amounts from the Fixed Account for up to six months from the date of the request to surrender. If We defer payment for more than 30 days, We will pay interest of at least 3% per year on the amount deferred, calculated as of the date of receipt of the request.

DEATH BENEFIT

A Death Benefit will be paid if the Annuitant dies prior to the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if any Certificate Owner dies prior to the Annuity Commencement Date. The Death Benefit will be payable to the Beneficiary as determined under the Control Provisions of this Certificate.

The Death Benefit is equal to the greater of: (a) total Purchase Payments less any prior Gross Surrenders and Withdrawals since the Certificate Date or (b) the Certificate Value. The Death Benefit shall be calculated as of the end of the valuation period during which the Company receives Due Proof of Death.

The Death Benefit may be taken in a lump sum or under any of the settlement options then being offered by the Company, subject, however to the Required Distribution provisions below. When payment of the Death Benefit is taken in one lump sum, payment will be made within 7 days after the date Due Proof of Death is received, except when the Company is permitted to defer such payment under the Investment Company Act of 1940. Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of Due Proof of Death.



DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

In the event of the death of the Annuitant after the Annuity Commencement Date, a Death Benefit, equal to the present value of any remaining payments under the annuity option chosen, will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by the Company.

If the Annuitant dies after the Annuity Commencement Date but before We issue the payee's first check, the Beneficiary will be entitled to the Net Surrender Value applied to the Annuity Option, without assessment of the Contingent Deferred Sales Charge or Annual Fee.

REQUIRED DISTRIBUTIONS

A.  DEATH OF OWNER OR PRIMARY ANNUITANT

Subject to the alternative election or spouse beneficiary provisions in subsection B or C below, and to the tax qualification provision in subsection D below:

1. If any Certificate Owner dies on or after the Annuity Commencement Date and before the entire interest in this Certificate has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

2. If any Certificate Owner dies before the Annuity Commencement Date, the entire interest in this Certificate will be distributed within 5 years after such death.

3. If the Certificate Owner is not an individual, then for purposes of the immediately preceding paragraph 1 or 2, the primary annuitant under this Certificate shall be treated as the Certificate Owner for purposes of these Required Distributions only, and any change in the primary annuitant shall be treated as the death of the Certificate Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Certificate.

B.  ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS

If any portion of the interest of a Certificate Owner described in subsection A immediately above is payable to or for the benefit of a designated beneficiary, and such beneficiary elects within a period of less than one year after such to have such portion distributed over a period that: (1) does not extend beyond such beneficiary's life (or life expectancy) and (2) starts within 1 year after such death, for purposes of satisfying the requirements of paragraph A.1 or A.2 immediately above, such portion shall be treated as distributed entirely on the date such periodic distributions begin. Such beneficiary may elect any settlement option allowed by the Company, subject to any restrictions imposed by any regulations under Section 72(s) of the Internal Revenue Code.

C.  SPOUSE BENEFICIARY

In the event of the Certificate Owner's death where the sole Beneficiary is the spouse of the Certificate Owner and the Annuitant or Contingent Annuitant is living, such spouse may elect, in lieu of receiving the Death Benefit, to be treated as the Certificate Owner for purposes of subsection A. Only one such spousal election may be made with respect to any Certificate.

D.  TAX QUALIFICATION

The Contract (and any Certificate thereunder) is intended to qualify as an annuity contract for Federal income tax purposes. To that end, the provisions of the Contact (and any such Certificate) are to be interpreted to ensure or maintain such tax qualification, notwithstanding any other provisions to the contrary. Payments and distributions under this Contract shall be made in a timely manner necessary to maintain such qualification under the applicable provisions in the Internal Revenue Code in existence at the time this Contract is issued. Notwithstanding any other provisions to the contrary, the Company reserves the right to amend this Contract and Certificate to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification or to conform this Contract or Certificate to any applicable changes in the tax qualification requirements. The Company will send You a copy of any such amendment.

                               10.  ANNUITY BENEFITS

ANNUITY COMMENCEMENT DATE

You may select an Annuity Commencement Date. The Annuity Commencement Date selected must be at least one year after the Certificate Date and on or before the Annuitant's attained age 90, except in certain states where an earlier age is required. If You do not choose an Annuity Commencement Date, the scheduled Annuity Commencement Date will be the date of the Annuitant's attained age 90, or an earlier age if required by state law. You may change the Annuity Commencement Date if You notify Us in writing 30 days before the scheduled Annuity Commencement Date.

ANNUITY BENEFIT

On the Annuity Commencement Date, unless directed otherwise, We will apply the Net Surrender Value to purchase monthly income payments payable to the Annuitant according to the Annuity Option You elect. The

Contingent Deferred Sales Charge will not be assessed. You may not surrender the Certificate after the Annuity Commencement Date.

ELECTION OF ANNUITY OPTION

You may elect any one of the annuity options described below or under any of the settlement options offered by Us at that time. In the absence of your election, the Net Surrender Value, without deduction for any Contingent Deferred Sales Charge, will be applied on the Annuity Commencement Date under the Fifth Option to provide a Payment for a Designated Period for 5 years. The Net Surrender Value is determined on the basis of the value of the Fixed Account as of the Annuity Commencement Date, and of the Accumulation Unit Value of each Sub-Account no later than the fifth Business Day preceding the date annuity payments are to commence.

DATE OF PAYMENT

The first annuity payment under the Annuity Option shall be made one month, (or the period selected for periodic payments: annual, semi-annual, quarterly, or monthly), following the Annuity Commencement Date. Subsequent payments shall be made on the same calendar day of the month as was the first payment, or the preceding day if no such day exists (e.g. September 31), in accordance with the payment period selected.

ALLOCATION OF ANNUITY

You may further elect to have the Net Surrender Value applied to a variable annuity, a fixed dollar annuity or a combination of both. Once every 3 months, following the Annuity Commencement Date, You may elect, in writing, to transfer among any Sub-Account(s) on which variable annuity payments are based. No transfers may be made between the Sub-Accounts and the General Account after the Annuity Commencement Date.

If no election is made to the contrary, the value of each Sub-Account shall be applied to provide a variable annuity based thereon, and the value of the Fixed Account shall be applied to provide a fixed dollar annuity.
VARIABLE ANNUITY AND FIXED DOLLAR ANNUITY

VARIABLE ANNUITY - A variable annuity is an annuity with payments increasing or decreasing in amount in accordance with the net investment results of the Sub-Account(s) of the Separate Account (as described in the Valuation Provisions). After the first monthly payment for a variable annuity has been determined in accordance with the provisions of this Certificate (see Description of Tables), a number of Annuity Units is determined by dividing that first monthly payment by the appropriate Annuity Unit Value on the Annuity Commencement Date.

The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Fund. The Annuity Unit Value is determined by multiplying the value of the Annuity Unit for that Sub-Account on the preceding Business Day by the product of (a) the net investment factor for that Sub-Account for the day for which the Annuity Unit Value is being calculated, and (b) an interest factor to offset the effect of the assumed interest rate of 5% per year, which is built into the annuity tables.

Once variable annuity payments have begun, the number of Annuity Units remains fixed with respect to a particular Sub-Account(s). If You elect that continuing annuity payments be based on a different Sub-Account(s), the number will change effective with that election but will remain constant following such election.

The dollar amount of the second and subsequent variable annuity payments is not predetermined and may increase or decrease from month to month. The actual amount of each variable annuity payment after the first is determined by multiplying the number of Annuity Units by the Annuity Unit Value as described above. The Annuity Unit Value will be determined no earlier than the fifth Business Day preceding the date the annuity payment is due.

The Company guarantees that the dollar amount of variable annuity payments will not be adversely affected by variations in the expense results and in the actual mortality experience of payees from the mortality assumptions, including any age adjustment, used in determining the first monthly payment.

FIXED DOLLAR ANNUITY - A fixed dollar annuity is an annuity with payments that remain fixed as to dollar amount throughout the payment period.

ANNUITY OPTIONS

FIRST OPTION - LIFE ANNUITY - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION - LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN - An annuity providing monthly income for a fixed period of 120 months, 180 months, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

THIRD OPTION - CASH REFUND LIFE ANNUITY - An annuity payable monthly during the lifetime of the Annuitant ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to the excess, if any, of (a) minus (b) where: (a) is the Net Surrender Value applied on the Annuity Commencement Date under this option: and (b) is the dollar amount of annuity payments already paid. This option is not available for variable annuitization.

FOURTH OPTION - JOINT AND LAST SURVIVOR LIFE ANNUITY - An annuity payable monthly during the joint lifetime of the Annuitant and a secondary Annuitant, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

FIFTH OPTION - PAYMENT FOR A DESIGNATED PERIOD - An amount payable monthly for the number of years selected which may be from 5 to 30 years.

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                                 11.  ANNUITY TABLES

The attached tables show the dollar amount of the first monthly payment for the variable annuity and the minimum dollar amount of the monthly payments for the fixed annuity for each $1,000 applied under the Annuity Options. Under the First, Second and Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the Annuity Commencement Date. Under the Fourth Option, the amount of each payment will depend upon the sex of both Annuitants and their ages at the time the Annuity Commencement Date.

The variable payment annuity tables for the First, Second, and Fourth Options are based on the 1983a Individual Annuity Mortality Table with ages set back one year, and an interest rate of 5% per annum. The table for the Fifth Option is based on an interest rate of 5% per annum.

The fixed annuity payment tables for the First, Second , Third and Fourth Options are based on the 1983a Individual Annuity Mortality Table with ages set back one year, and an interest rate of 3% per annum. The table for the Fifth Option is based on an interest rate of 3% per annum.

Once you elect an annuity option, you may not change it with respect to any Annuitant following the Annuity Commencement Date.

MINIMUM PAYMENT

No election of any options or combination of options may be made under this Certificate unless the first payment for each affected Sub-Account or Fixed Account would be at least equal to the minimum payment amount


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according to Company rules then in effect.  If at any time, payments to be made to any Annuitant from each Sub-Account or Fixed Account are or become less than the minimum payment amount, the Company shall have the right to change the frequency of payment to such intervals as will result in a payment at least equal to the minimum. If any amount due would be less than the minimum payment amount per annum, we may make such other settlement as may be equitable to the Annuitant.


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